Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2019 Results

•                 Accelerated and sustainable growth driven by strong performance across portfolio

•                 Raising full-year guidance for organic sales growth to 7 to 8 percent

•                 Double-digit EPS growth exceeded expectations; raising full-year forecast

•                 Long-term growth drivers — FreeStyle Libre, MitraClip and Alinity — achieving exceptional growth

ABBOTT PARK, Ill., July 17, 2019 — Abbott today announced financial results for the second quarter ended June 30, 2019.

•                  Second-quarter worldwide sales of $8.0 billion increased 2.7 percent on a reported basis and 7.5 percent on an organic* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.56 in the second quarter.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.82, above the previous guidance range.

•                  Abbott is raising its full-year 2019 outlook. Abbott projects organic sales growth of 7.0 to 8.0 percent1, diluted EPS from continuing operations on a GAAP basis of $2.06 to $2.12, and full-year adjusted diluted EPS from continuing operations of $3.21 to $3.27, reflecting double-digit growth.

•                  FreeStyle® Libre®, Abbott’s revolutionary continuous glucose monitoring system, achieved worldwide sales of $433 million in the quarter, an increase of 63.9 percent on a reported basis and 72.9 percent on an organic basis versus the prior year. In the U.S., FreeStyle Libre is now reimbursed for approximately 75 percent of people with private pharmacy benefit insurance.

•                  Worldwide sales of MitraClip® were $169 million in the quarter, an increase of 26.7 percent on a reported basis and 30.6 percent on an organic basis versus the prior year, including U.S. growth of 56.1 percent. Earlier this week, Abbott announced U.S. FDA approval of its next-generation MitraClip device, which offers enhancements and more sizes to offer doctors further options.

•                  In July, Abbott received U.S. FDA approval for its Alinity®-S diagnostics system, the latest technology for screening and protecting the U.S. blood and plasma supply. Alinity-S is designed to provide faster and more efficient results within a smaller space versus commercially available competitive systems, while maintaining the highest levels of accuracy.

“Our sales growth accelerated and is sustainable,” said Miles D. White, chairman and chief executive officer, Abbott. “We have great momentum and are raising our guidance above the strong outlook we previously set for the year.”

—more—

* See note on organic growth on the next page.

SECOND-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business.

Organic sales growth:

•                  Excludes the prior year first and second-quarter results for a non-core business within U.S. Adult Nutrition, which was discontinued during the third quarter 2018; and

•                  Excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the second quarter:

Total Company

($ in millions)

				% Change vs. 2Q18
	Sales 2Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,850	5,129	7,979	5.5	1.3	2.7	6.0	8.3	7.5
Nutrition	786	1,089	1,875	0.7	1.1	0.9	2.3	7.0	5.1
Diagnostics	695	1,210	1,905	6.7	(0.9)	1.7	6.7	6.0	6.2
Established Pharmaceuticals	—	1,108	1,108	n/a	(1.8)	(1.8)	n/a	6.1	6.1
Medical Devices	1,360	1,715	3,075	8.0	5.1	6.4	8.0	12.4	10.5

* Total Q2 2019 Abbott sales from continuing operations include Other Sales of $16 million.

				% Change vs. 1H18
	Sales 1H19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	5,604	9,910	15,514	4.2	1.3	2.4	4.8	8.6	7.3
Nutrition	1,533	2,134	3,667	(0.4)	2.8	1.5	1.6	9.0	5.9
Diagnostics	1,419	2,327	3,746	4.9	(1.3)	1.0	4.9	5.5	5.3
Established Pharmaceuticals	—	2,100	2,100	n/a	(3.3)	(3.3)	n/a	5.7	5.7
Medical Devices	2,635	3,335	5,970	6.8	5.3	5.9	6.8	12.5	10.0

* Total 1H 2019 Abbott sales from continuing operations include Other Sales of $31 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second-quarter 2019 worldwide sales of $8.0 billion increased 2.7 percent on a reported basis. On an organic basis, worldwide sales increased 7.5 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Nutrition

($ in millions)

				% Change vs. 2Q18
	Sales 2Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	786	1,089	1,875	0.7	1.1	0.9	2.3	7.0	5.1
Pediatric	475	576	1,051	1.3	(0.8)	0.1	1.3	4.2	2.9
Adult	311	513	824	(0.2)	3.4	2.0	3.9	10.4	7.9

				% Change vs. 1H18
	Sales 1H19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,533	2,134	3,667	(0.4)	2.8	1.5	1.6	9.0	5.9
Pediatric	928	1,152	2,080	1.2	2.2	1.8	1.2	7.6	4.7
Adult	605	982	1,587	(2.8)	3.6	1.1	2.1	10.7	7.4

Worldwide Nutrition sales increased 0.9 percent on a reported basis in the second quarter. On an organic basis, sales increased 5.1 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Worldwide Pediatric Nutrition sales increased 0.1 percent on a reported basis in the second quarter, including an unfavorable 2.8 percent effect of foreign exchange, and increased 2.9 percent on an organic basis. Sales performance in the quarter was led by broad-based growth across several brands, and included above-market growth in several countries in Latin America and Asia.

Worldwide Adult Nutrition sales increased 2.0 percent on a reported basis in the second quarter and increased 7.9 percent on an organic basis. International Adult Nutrition sales increased 3.4 percent on a reported basis and 10.4 percent on an organic basis in the second quarter. Sales performance in the quarter was led by strong growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand.

Diagnostics

($ in millions)

				% Change vs. 2Q18
	Sales 2Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	695	1,210	1,905	6.7	(0.9)	1.7	6.7	6.0	6.2
Core Laboratory	272	897	1,169	9.7	1.9	3.6	9.7	9.3	9.4
Molecular	38	69	107	(0.9)	(17.7)	(12.4)	(0.9)	(13.2)	(9.3)
Point of Care	113	32	145	5.3	4.0	5.0	5.3	6.9	5.7
Rapid Diagnostics	272	212	484	5.4	(6.3)	(0.1)	5.4	(0.1)	2.8

				% Change vs. 1H18
	Sales 1H19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,419	2,327	3,746	4.9	(1.3)	1.0	4.9	5.5	5.3
Core Laboratory	521	1,709	2,230	9.5	2.3	3.9	9.5	9.7	9.6
Molecular	78	137	215	1.6	(16.2)	(10.4)	1.6	(11.5)	(7.3)
Point of Care	222	58	280	1.8	(6.1)	0.1	1.8	(3.2)	0.7
Rapid Diagnostics	598	423	1,021	2.7	(8.3)	(2.2)	2.7	(2.2)	0.6

Worldwide Diagnostics sales increased 1.7 percent on a reported basis in the second quarter, including an unfavorable 4.5 percent effect of foreign exchange, and increased 6.2 percent on an organic basis.

Core Laboratory Diagnostics sales increased 3.6 percent on a reported basis and 9.4 percent on an organic basis in the second quarter. Sales performance in the quarter was led by above-market growth internationally, where Abbott is achieving continued strong adoption of its Alinity family of innovative and highly differentiated diagnostic instruments. In July, Abbott received U.S. FDA approval for its Alinity-S (blood and plasma screening) diagnostics system and several testing assays, designed to provide faster and more efficient results within a smaller space, while maintaining the highest levels of accuracy.

Molecular Diagnostics sales decreased 12.4 percent on a reported basis in the second quarter, including an unfavorable 3.1 percent effect of foreign exchange, and decreased 9.3 percent on an organic basis. As expected, sales growth in the quarter was negatively impacted by non-governmental organization (NGO) purchasing patterns in Africa.

Point of Care Diagnostics sales increased 5.0 percent on a reported basis in the second quarter, including an unfavorable 0.7 percent effect of foreign exchange, and increased 5.7 percent on an organic basis. Sales growth was led by Abbott’s market-leading i-STAT® handheld system in the U.S. and internationally.

Rapid Diagnostics sales decreased 0.1 percent on a reported basis in the second quarter, including an unfavorable 2.9 percent effect of foreign exchange, and increased 2.8 percent on an organic basis. Organic sales growth was led by infectious disease testing in developed markets and cardio-metabolic testing globally.

Established Pharmaceuticals

($ in millions)

				% Change vs. 2Q18
	Sales 2Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,108	1,108	n/a	(1.8)	(1.8)	n/a	6.1	6.1
Key Emerging Markets	—	853	853	n/a	(1.4)	(1.4)	n/a	7.9	7.9
Other	—	255	255	n/a	(3.1)	(3.1)	n/a	0.1	0.1

				% Change vs. 1H18
	Sales 1H19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	2,100	2,100	n/a	(3.3)	(3.3)	n/a	5.7	5.7
Key Emerging Markets	—	1,605	1,605	n/a	(3.2)	(3.2)	n/a	7.6	7.6
Other	—	495	495	n/a	(3.6)	(3.6)	n/a	(0.4)	(0.4)

Established Pharmaceuticals sales decreased 1.8 percent on a reported basis in the second quarter, including an unfavorable 7.9 percent effect of foreign exchange, and increased 6.1 percent on an organic basis.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies decreased 1.4 percent on a reported basis in the second quarter, including an unfavorable 9.3 percent effect of foreign exchange, and increased 7.9 percent on an organic basis, which was led by strong growth across several countries, including India and China.

Other sales decreased 3.1 percent on a reported basis in the second quarter, including an unfavorable 3.2 percent effect of foreign exchange, and increased 0.1 percent on an organic basis. As expected, Other sales growth was negatively impacted in the quarter by the recent discontinuation of a non-core, low-margin supply agreement.

Medical Devices

($ in millions)

				% Change vs. 2Q18
	Sales 2Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,360	1,715	3,075	8.0	5.1	6.4	8.0	12.4	10.5
Cardiovascular and Neuromodulation	1,202	1,271	2,473	4.7	(0.2)	2.1	4.7	6.5	5.6
Rhythm Management	273	275	548	(4.4)	(3.8)	(4.1)	(4.4)	3.3	(0.6)
Electrophysiology	190	240	430	11.4	4.9	7.6	11.4	11.4	11.4
Heart Failure	149	52	201	27.1	12.0	22.8	27.1	18.2	24.6
Vascular	270	460	730	(4.9)	(1.3)	(2.7)	(4.9)	4.8	1.1
Structural Heart	152	200	352	29.0	1.7	11.9	29.0	9.1	16.6
Neuromodulation	168	44	212	(3.0)	(10.4)	(4.6)	(3.0)	(3.1)	(3.0)
Diabetes Care	158	444	602	42.1	23.9	28.2	42.1	33.1	35.3

Vascular Product Lines:
Coronary and Endovasculara)	244	459	703	(2.4)	(0.8)	(1.3)	(2.4)	5.4	2.7

a)            Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

				% Change vs. 1H18
	Sales 1H19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,635	3,335	5,970	6.8	5.3	5.9	6.8	12.5	10.0
Cardiovascular and Neuromodulation	2,325	2,477	4,802	2.4	0.1	1.2	2.4	6.7	4.6
Rhythm Management	525	537	1,062	(8.3)	(4.4)	(6.4)	(8.3)	2.4	(3.0)
Electrophysiology	364	471	835	10.2	8.8	9.4	10.2	15.1	13.0
Heart Failure	292	93	385	26.6	9.1	21.9	26.6	15.5	23.6
Vascular	536	903	1,439	(5.9)	(1.8)	(3.4)	(5.9)	4.3	0.4
Structural Heart	288	388	676	27.0	1.7	11.2	27.0	9.2	15.8
Neuromodulation	320	85	405	(6.2)	(8.4)	(6.7)	(6.2)	(0.6)	(5.0)
Diabetes Care	310	858	1,168	57.1	23.8	31.2	57.1	33.1	38.4

Vascular Product Lines:
Coronary and Endovasculara)	479	899	1,378	(2.5)	(1.4)	(1.8)	(2.5)	4.6	2.1

a)            Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

Note: Insertable Cardiac Monitor (ICM) sales, which had previously been reported in Electrophysiology, are now included in Rhythm Management. Historical periods have been adjusted to reflect this change.

Worldwide Medical Devices sales increased 6.4 percent on a reported basis in the second quarter and increased 10.5 percent on an organic basis, led by double-digit growth in Electrophysiology, Heart Failure, Structural Heart and Diabetes Care.

In Electrophysiology, growth was led by strong performance in cardiac diagnostic and ablation catheters, which are used to help physicians accurately and effectively treat atrial fibrillation, a form of irregular heartbeat.

In Heart Failure, growth was driven by market adoption of Abbott’s HeartMate 3® left ventricular assist device following U.S. FDA approval as a destination (long-term use) therapy in late-2018.

Growth in Structural Heart was led by MitraClip, Abbott’s market-leading device for the minimally invasive treatment of mitral regurgitation (backflow of blood through a leaky mitral heart valve). Earlier this year, Abbott received U.S. FDA approval for a new, expanded indication for MitraClip to treat clinically significant secondary mitral regurgitation as a result of underlying heart failure. This new indication significantly expands the number of people that can be treated with MitraClip. Earlier this week, Abbott announced U.S. FDA approval of its next-generation MitraClip device, MitraClip G4, which offers an expanded range of clip sizes, an alternative leaflet grasping feature and facilitation of procedure assessment in real time to offer doctors further options when treating mitral valve disease.

In Diabetes Care, sales increased 28.2 percent on a reported basis and 35.3 percent on an organic basis in the second quarter. Sales growth in the quarter was led by FreeStyle Libre, Abbott’s revolutionary continuous glucose monitoring system, with worldwide sales of $433 million, an increase of 63.9 percent on a reported basis and 72.9 percent on an organic basis versus the prior year.

ABBOTT’S GUIDANCE FOR 2019

Abbott projects 2019 organic sales growth of 7.0 to 8.0 percent1, and diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $2.06 to $2.12. Abbott forecasts net specified items for the full year 2019 of $1.15 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $3.21 to $3.27 for the full year 2019.

Abbott is issuing third-quarter 2019 guidance for diluted earnings per share from continuing operations under GAAP of $0.53 to $0.55. Abbott forecasts specified items for the third quarter 2019 of $0.30 per share primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.83 to $0.85 for the third quarter.

ABBOTT DECLARES 382ND CONSECUTIVE QUARTERLY DIVIDEND

On June 14, 2019, the board of directors of Abbott declared the company’s quarterly dividend of $0.32 per share. Abbott’s cash dividend is payable Aug. 15, 2019, to shareholders of record at the close of business on July 15, 2019.

Abbott has increased its dividend payout for 47 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 103,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2018, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Laura Dauer, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

Elissa Maurer, 224-668-3309

1 Abbott has not provided the GAAP financial measure for organic sales growth on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Second Quarter Ended June 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	2Q19	2Q18	% Change
Net Sales	$7,979	$7,767	2.7

Cost of products sold, excluding amortization expense	3,279	3,282	(0.1)
Amortization of intangible assets	483	562	(14.0)
Research and development	577	575	0.3
Selling, general, and administrative	2,434	2,466	(1.3)
Total Operating Cost and Expenses	6,773	6,885	(1.6)

Operating earnings	1,206	882	36.6

Interest expense, net	146	189	(22.1)
Net foreign exchange (gain) loss	(4)	(6)	(37.8)
Other (income) expense, net	(38)	(78)	(50.1)
Earnings from Continuing Operations before taxes	1,102	777	41.6

Tax expense on Earnings from Continuing Operations	96	59	60.2
Earnings from Continuing Operations	1,006	718	40.1

Earnings from Discontinued Operations, net of taxes	—	15	n/m

Net Earnings	$1,006	$733	37.3

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,465	$1,295	13.1	1)

Diluted Earnings per Common Share from:

Continuing Operations	$0.56	$0.40	40.0

Discontinued Operations	—	0.01	n/m

Total	$0.56	$0.41	36.6

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.82	$0.73	12.3	1)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,781	1,769

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $459 million, or $0.26 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $577 million, or $0.33 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Half Ended June 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	1H19	1H18	% Change
Net Sales	$15,514	$15,157	2.4

Cost of products sold, excluding amortization expense	6,439	6,349	1.4
Amortization of intangible assets	969	1,146	(15.4)
Research and development	1,249	1,164	7.3	1)
Selling, general, and administrative	4,912	5,008	(1.9)
Total Operating Cost and Expenses	13,569	13,667	(0.7)

Operating earnings	1,945	1,490	30.5

Interest expense, net	294	388	(24.2)
Net foreign exchange (gain) loss	2	(9)	n/m
Debt extinguishment costs	—	14	n/m
Other (income) expense, net	(85)	(111)	(23.4)
Earnings from Continuing Operations before taxes	1,734	1,208	43.5

Tax expense on Earnings from Continuing Operations	56	81	(31.6)	2)
Earnings from Continuing Operations	1,678	1,127	48.9

Earnings from Discontinued Operations, net of taxes	—	24	n/m

Net Earnings	$1,678	$1,151	45.9

Earnings from Continuing Operations, excluding Specified Items, as described below	$2,591	$2,345	10.5	3)

Diluted Earnings per Common Share from:

Continuing Operations	$0.94	$0.63	49.2

Discontinued Operations	—	0.01	n/m

Total	$0.94	$0.64	46.9

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.45	$1.32	9.8	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,779	1,767

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             In the first six months of 2019, in conjunction with the acquisition of Cephea Valve Technologies, Inc., Abbott acquired an R&D asset valued at $102 million, which was immediately expensed.

2)             2019 Tax expense on Earnings from Continuing Operations includes the impact of a $78 million reduction of the transition tax associated with the Tax Cuts and Jobs Act (TCJA) and approximately $90 million in excess tax benefits associated with share-based compensation.

2018 Tax expense on Earnings from Continuing Operations includes the impact of approximately $71 million in excess tax benefits associated with share-based compensation.

3)             2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $913 million, or $0.51 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.218 billion, or $0.69 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	2Q19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$483	$(483)	—
Gross Margin	4,217	522	$4,739	59.4%
R&D	577	(12)	565	7.1%
SG&A	2,434	(46)	2,388	29.9%
Other (income) expense, net	(38)	(16)	(54)
Earnings from Continuing Operations before taxes	1,102	596	1,698
Tax expense on Earnings from Continuing Operations	96	137	233
Earnings from Continuing Operations	1,006	459	1,465
Diluted Earnings per Share from Continuing Operations	$0.56	$0.26	$0.82

Specified items reflect intangible amortization expense of $483 million and other expenses of $113 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

	2Q18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$562	$(562)	—
Gross Margin	3,923	677	$4,600	59.2%
R&D	575	(24)	551	7.1%
SG&A	2,466	(79)	2,387	30.7%
Interest expense, net	189	(2)	187
Other (income) expense, net	(78)	44	(34)
Earnings from Continuing Operations before taxes	777	738	1,515
Tax expense on Earnings from Continuing Operations	59	161	220
Earnings from Continuing Operations	718	577	1,295
Diluted Earnings per Share from Continuing Operations	$0.40	$0.33	$0.73

Specified items reflect intangible amortization expense of $562 million and other expenses of $176 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	1H19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$969	$(969)	—
Gross Margin	8,106	1,049	$9,155	59.0%
R&D	1,249	(127)	1,122	7.2%
SG&A	4,912	(91)	4,821	31.1%
Other (income) expense, net	(85)	(29)	(114)
Earnings from Continuing Operations before taxes	1,734	1,296	3,030
Tax expense on Earnings from Continuing Operations	56	383	439
Earnings from Continuing Operations	1,678	913	2,591
Diluted Earnings per Share from Continuing Operations	$0.94	$0.51	$1.45

Specified items reflect intangible amortization expense of $969 million and other expenses of $327 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 21 for additional details regarding specified items.

	1H18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,146	$(1,146)	—
Gross Margin	7,662	1,324	$8,986	59.3%
R&D	1,164	(67)	1,097	7.2%
SG&A	5,008	(169)	4,839	31.9%
Interest expense, net	388	(2)	386
Net foreign exchange (gain) loss	(9)	(1)	(10)
Debt extinguishment costs	14	(14)	—
Other (income) expense, net	(111)	42	(69)
Earnings from Continuing Operations before taxes	1,208	1,535	2,743
Tax expense on Earnings from Continuing Operations	81	317	398
Earnings from Continuing Operations	1,127	1,218	2,345
Diluted Earnings per Share from Continuing Operations	$0.63	$0.69	$1.32

Specified items reflect intangible amortization expense of $1.146 billion and other expenses of $389 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 22 for additional details regarding specified items.

A reconciliation of the second-quarter tax rates for continuing operations for 2019 and 2018 is shown below:

	2Q19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,102	$96	8.7%
Specified items	596	137
Excluding specified items	$1,698	$233	13.7%

	2Q18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$777	$59	7.7%
Specified items	738	161
Excluding specified items	$1,515	$220	14.5%

A reconciliation of the year-to-date tax rates for continuing operations for 2019 and 2018 is shown below:

	1H19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,734	$56	3.2%	1)
Specified items	1,296	383
Excluding specified items	$3,030	$439	14.5%

	1H18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,208	$81	6.7%	2)
Specified items	1,535	317
Excluding specified items	$2,743	$398	14.5%

1)             Reported tax rate on a GAAP basis for 2019 includes the impact of a $78 million reduction of the transition tax associated with the TCJA and approximately $90 million in excess tax benefits associated with share-based compensation.

2)             Reported tax rate on a GAAP basis for 2018 includes the impact of approximately $71 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Second Quarter Ended June 30, 2019 and 2018

($ in millions) (unaudited)

	2Q19	2Q18			% Change vs. 2Q18
	Abbott	Abbott	Discontinued	Adjusted		Non-GAAP
	Reported	Reported	Businessa)	Revenue	Reported	Reported	Organicb)

Total Company	7,979	7,767	(13)	7,754	2.7	2.9	7.5
U.S.	2,850	2,702	(13)	2,689	5.5	6.0	6.0
Int’l	5,129	5,065	—	5,065	1.3	1.3	8.3
Total Nutrition	1,875	1,858	(13)	1,845	0.9	1.6	5.1
U.S.	786	781	(13)	768	0.7	2.3	2.3
Int’l	1,089	1,077	—	1,077	1.1	1.1	7.0
Adult	824	807	(13)	794	2.0	3.6	7.9
U.S.	311	312	(13)	299	(0.2)	3.9	3.9
Int’l	513	495	—	495	3.4	3.4	10.4

a) Reflects sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

First Half Ended June 30, 2019 and 2018

($ in millions) (unaudited)

	1H19	1H18			% Change vs. 1H18
	Abbott	Abbott	Discontinued	Adjusted		Non-GAAP
	Reported	Reported	Businessa)	Revenue	Reported	Reported	Organicb)

Total Company	15,514	15,157	(30)	15,127	2.4	2.6	7.3
U.S.	5,604	5,377	(30)	5,347	4.2	4.8	4.8
Int’l	9,910	9,780	—	9,780	1.3	1.3	8.6
Total Nutrition	3,667	3,614	(30)	3,584	1.5	2.3	5.9
U.S.	1,533	1,539	(30)	1,509	(0.4)	1.6	1.6
Int’l	2,134	2,075	—	2,075	2.8	2.8	9.0
Adult	1,587	1,569	(30)	1,539	1.1	3.0	7.4
U.S.	605	622	(30)	592	(2.8)	2.1	2.1
Int’l	982	947	—	947	3.6	3.6	10.7

a) Reflects sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$18	$21	$483	$—	$522
R&D	(7)	(5)	—	—	(12)
SG&A	(44)	(2)	—	—	(46)
Other (income) expense, net	(7)	—	—	(9)	(16)
Earnings from Continuing Operations before taxes	$76	$28	$483	$9	596
Tax expense on Earnings from Continuing Operations (d)					137
Earnings from Continuing Operations					$459
Diluted Earnings per Share from Continuing Operations					$0.26

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net primarily relates to the impairment of an equity investment.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$37	$78	$562	$—	$677
R&D	(5)	(1)	—	(18)	(24)
SG&A	(75)	(4)	—	—	(79)
Interest expense, net	—	—	—	(2)	(2)
Other (income) expense, net	(5)	—	—	49	44
Earnings from Continuing Operations before taxes	$122	$83	$562	$(29)	738
Tax expense on Earnings from Continuing Operations (d)					161
Earnings from Continuing Operations					$577
Diluted Earnings per Share from Continuing Operations					$0.33

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net relates to an increase in fair value of an investment, partially offset by the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$37	$43	$969	$—	$1,049
R&D	(14)	(10)	—	(103)	(127)
SG&A	(87)	(4)	—	—	(91)
Other (income) expense, net	(10)	—	—	(19)	(29)
Earnings from Continuing Operations before taxes	$148	$57	$969	$122	1,296
Tax expense on Earnings from Continuing Operations (d)					383
Earnings from Continuing Operations					$913
Diluted Earnings per Share from Continuing Operations					$0.51

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net relates to the acquisition of an R&D asset and charges related to the impairment of certain assets.

d)             Reflects the net tax benefit associated with the specified items, a reduction in the transition tax associated with the TCJA and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$82	$96	$1,146	$—	$1,324
R&D	(21)	(3)	—	(43)	(67)
SG&A	(161)	(8)	—	—	(169)
Interest expense, net	—	—	—	(2)	(2)
Net foreign exchange (gain) loss	—	(1)	—	—	(1)
Debt extinguishment costs	—	—	—	(14)	(14)
Other (income) expense, net	(7)	—	—	49	42
Earnings from Continuing Operations before taxes	$271	$108	$1,146	$10	1,535
Tax expense on Earnings from Continuing Operations (d)					317
Earnings from Continuing Operations					$1,218
Diluted Earnings per Share from Continuing Operations					$0.69

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other (income) expense, net relates to the acquisition of R&D assets and the cost associated with the early extinguishment of debt, partially offset by an increase in fair value of an investment.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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